Exhibit 99.1

Dear Genius Brands’ Shareholders:

At a time when we are all rightfully focused on the health of our families and our communities, I am happy to share with you that the health of Genius Brands International (GNUS:NASDAQ) is strong. Tuesday morning we announced an $11 million financing of Senior Secured Convertible Notes. I was pleased to participate and help lead in this financing based on the strong and growing numbers of our two tentpole series, RAINBOW RANGERS and LLAMA LLAMA, in both global broadcast and retail. Additionally, our upcoming series, STAN LEE’S SUPERHERO KINDERGARTEN, which we are co-producing with the largest company in China, Alibaba (NYSE:BABA), continues to gather steam, and we plan to announce our U.S. broadcast partner next week on one of the most dynamic and important platforms in the world. Meanwhile our programming service, Genius Brands Network, a 24-hour on-demand kid’s animation platform carried by Comcast, Cox, Dish, Roku, Amazon and a dozen major OTT platforms across over 100 million U.S. TV households, is now growing rapidly, both gaining viewership, and exceeding internal revenue forecasts.

I want to talk today, about why our Company is on such a strong footing, in these very uncertain times.

1.	First, we have the money that is necessary to operate our business and we significantly enhanced our balance sheet by paying down debt.

2.	Second, our two tentpole brands (Rainbow Rangers and Llama Llama) are now proven hits. They are working, and that means that consumer products coming into the marketplace and shelves this year should have tremendous recognition and appeal to our audience of kids and moms.

3.	Third, our business model is stronger than ever. It is the same model as the Walt Disney Company. We make animated entertainment which we distribute worldwide for fees, and we license toys and hundreds of consumer products based on characters from our animated programs worldwide. Which brings me to the question I've been increasingly asked in recent day…

“In light of the COVID-19 coronavirus, will Genius Brands be affected like other businesses?”

The answer is simple. No. The business of animated cartoons has proven over and over again, that its appeal is timeless. Like the Walt Disney Company, and as Bob Iger said at the Disney shareholder meeting last Wednesday, “What we create has never been more important or necessary.” Animated entertainment has shown to be extremely insulated to factors that other asset classes can fall prey to: the price of oil, the price of gold, Brexit, impeachment, wars, elections, recessions, and today, even the COVID-19 Coronavirus.

We are a tiny company, but our model is similar to the Walt Disney Company. However, unlike some entertainment conglomerates, we don’t have cruise lines or theme parks, or live Broadway shows to be shut down. We make cartoons, and we sell licensed products from those cartoons. Kids watch cartoons through all weather and events. If baseball practice or soccer games or Girl Scout meetings are canceled, and even if school is closed down, kids will still watch cartoons, maybe even more cartoons. Our stories are uplifting, they all have positive messages and enriched content, from which kids learn, thus making our cartoons parent friendly as well.

In fact, we have witnessed an increase in viewership which equates to more revenue, to more recognition and appeal of the characters, and that ultimately equates to product sales at retail, and that is how our business makes money.

Cartoons endure. We announced Tuesday that Rainbow Rangers is now up to 26 broadcasts a week on Nick Jr.!!! We intend to share a significant number of releases regarding Rainbow Rangers in the coming days, but let me say in brief, that it is now being broadcast, in the entire western hemisphere, on the best broadcasters there are. Not just Nick Jr. in the U.S. and Nickelodeon Latin America, but also in Mexico on top kid’s broadcaster Televisa, and on top kids broadcaster, Treehouse, in Canada. From, Italy, where we are on the top kid’s broadcaster, Cartoonito, to NOGA, the top kid’s broadcaster in Israel, we see the same story. Rainbow Rangers is gaining traction. We are closing a broadcast deal with Australia and expect to announce next week a major deal with the largest and most important broadcaster in China, where Rainbow Rangers will become available to be seen by an audience of 1.2 billion. Rainbow Rangers continues to grow, and we have increasing confidence that it will meet our high expectations, as we have spoken to right from the start.

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Over the coming days, we plan to roll out more and more news about what has been going on with both Rainbow Rangers and Llama Llama, as well as what is happening with our upcoming new tentpole series, Stan Lee’s Superhero Kindergarten. We have a MAJOR retail event with Llama Llama, that we plan to announce next week and will only bring more awareness to that brand which is now strong and growing.

While the major studios, who churn out production for the networks and broadcasters worldwide, have called all live action production to a halt, our business continues to thrive and grow steadily. More content. more viewers. more consumer product licensees. We don’t have actors who have to go home because they can’t be on a set full of people. We don’t have a film crew, which is gathered together. Our artists work at their computers. And while the rest of Hollywood is grinding to a stop, we are busy creating new products for the insatiable audience that has grown out of the new technologies and streaming services…all hungry for new content.

To that point, just in the last six months we have witnessed not just the success of Netflix and Hulu, but new services popping up it seems almost daily.

•	HBO Max
•	Disney+
•	Peacock
•	CBS All Access

The rush of new streaming broadcasters we are seeing here in the U.S., is being mimicked all around the world now.

What they share in common is that they all need product, and children’s animated content is a staple of virtually every broadcaster. What we do at Genius Brands is supply them that content, and our global sales team is busy signing deals. We now have built a rich and growing catalogue of first class animated cartoons, and we also have a robust pipeline with powerful brands yet unannounced, but which we are confident will be very much in demand.

We have had a long road to get here. We have had a lot of bumps and challenges.

But we are finally at the ‘door,’ and with this week’s announcement of financing, the road has become a lot clearer. Our earliest products now are in Target, Walmart and Amazon, and we have just barely begun to arrive at U.S. retail, with international to follow. Other than retailers such as Target, Walmart, and Amazon, our commercial partners include Mattel Toys, Nickelodeon, Netflix, Amazon Prime. They also include powerful international partners like Alibaba, Televisa, Treehouse, and China’s CCTV. As I have often stated, these companies ‘play to win.’ We are selling our shows literally around the world to the most important and established broadcasters, and we expect international retail to follow and mimic the U.S.

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I want to now say a word about Walmart (NYSE:WMT). Maintaining a relationship with Walmart is fundamental to maximizing revenue and profitability. Because the cartoons we broadcast, have products which we license for retail, and with half of all retail in America occurring at Walmart, we cannot state how important this relationship is. Some of our first products are now in Walmart, however, we expect to have a robust assortment of products and categories of Rainbow Rangers products at retail in the coming 4th quarter. As we become authorized to discuss, we will share this further with our shareholders.

Having said the above, I am very privileged to have been asked to EMCEE the upcoming annual HELEN R. WALTON CHILDREN’S ENRICHMENT CENTER GALA in Bentonville, Arkansas. It is an annual event held in Bentonville, and one very near and dear to the entire Walmart family. The event originally planned for the first week of April, has for obvious reasons now been postponed, and has been rescheduled to take place the first week of October. I am proud to be a part of this and of Genius Brands connection to Walmart.

I share this to underscore, that Genius Brands has been busy working on nourishing the entire food chain from which our company will flourish.

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I hesitate to leave you on a cliff hanger, but we have a number of particularly important news items converging throughout the next week, and they will speak on their own behalf. I am extremely excited as we will share them with you.

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I had the privilege to speak with Warren Buffett this morning, who some of you may recall plays himself, in our series, Warren Buffett’s Secret Millionaires Club, which teaches kids lessons about money and investing. I was reminded of one of Warren’s important quotes. He said that “successful investing takes time, discipline, and patience. No matter, how great the talent, or effort, some things just take time.”

In the meantime, I want to thank all of our shareholder and investors for their continued support and patience, some of whom have been with us since we began the company at the beginning of 2014. We look forward to driving significant shareholder value in the months and years ahead. Most importantly, I wish everyone to stay safe and remain healthy.

Sincerely,

/s/ Andy Heyward

Andy Heyward
Chairman & CEO
Genius Brands International, Inc.

Forward Looking Statements:
Certain statements in this notice constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

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